Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description:       HSBC 4.250 03/14/2024
Issuer:  HSBC Holdings PLC                   Offering Type:              Global
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                          In Compliance
                 REQUIRED INFORMATION                    ANSWER             APPLICABLE RESTRICTION          (Yes/No)
     ---------------------------------------------- ------------------ ---------------------------------- -------------
1.   Offering Date                                       3/05/14       None                                   N/A

2.   Trade Date                                          3/05/14       Must be the same as #1

3.   Unit Price of Offering                               99.34        None                                   N/A

4.   Price Paid per Unit                                  99.34        Must not exceed #3

5.   Years of Issuer's Operations                       > 3 years      Must be at least three years *

6.   Underwriting Type                                    firm         Must be firm

7.   Underwriting Spread                            165 bp vs T2 3/4,  Sub-Adviser determination to be
                                                         2/15/24       made

8.   Total Price paid by the Fund                        198,680       None                                   N/A

9.   Total Size of Offering                           2,000,000,000    None                                   N/A

10.  Total Price Paid by the Fund plus Total Price      4,541,825      #10 divided by #9 must not exceed
     Paid for same securities purchased by the                         25% **
     same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund                    HSBC         Must not include Sub-Adviser
     purchased (attach a list of all syndicate                         affiliates ***
     members)

12.  If the affiliate was lead or co-lead manager,         n/a         Must be "Yes" or "N/A"
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                        /s/ Patricia Ann Uzzel
                                        ----------------------------------------
                                                      Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessor, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description:      BPCEGP 5.150 07/21/2024
Issuer:  BPCE SA                             Offering Type:             144A
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                          In Compliance
                 REQUIRED INFORMATION                    ANSWER             APPLICABLE RESTRICTION          (Yes/No)
     ---------------------------------------------- ------------------ ---------------------------------- -------------
1.   Offering Date                                       1/13/14       None                                   N/A

2.   Trade Date                                          1/13/14       Must be the same as #1

3.   Unit Price of Offering                              99.815        None                                   N/A

4.   Price Paid per Unit                                 99.815        Must not exceed #3

5.   Years of Issuer's Operations                       > 3 years      Must be at least three years *

6.   Underwriting Type                                    firm         Must be firm

7.   Underwriting Spread                            235 bp vs T2 3/4,  Sub-Adviser determination to be
                                                        11/15/23       made

8.   Total Price paid by the Fund                        199,630       None                                   N/A

9.   Total Size of Offering                           1,500,000,000    None                                   N/A

10.  Total Price Paid by the Fund plus Total Price      4,698,292      #10 divided by #9 must not exceed
     Paid for same securities purchased by the                         25% **
     same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund                  JP Morgan      Must not include Sub-Adviser
     purchased (attach a list of all syndicate                         affiliates ***
     members)

12.  If the affiliate was lead or co-lead manager,         Yes         Must be "Yes" or "N/A"
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings or similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                        /s/ Patricia Ann Uzzel
                                        ----------------------------------------
                                                      Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description:        GE 3.375 03/11/2024
Issuer:  General Electric Co.                Offering Type: Global
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                         In Compliance
                 REQUIRED INFORMATION                    ANSWER            APPLICABLE RESTRICTION          (Yes/No)
     ---------------------------------------------- ----------------- ---------------------------------- -------------
1.   Offering Date                                      3/06/14       None                                   N/A

2.   Trade Date                                         3/06/14       Must be the same as #1

3.   Unit Price of Offering                              99.061       None                                   N/A

4.   Price Paid per Unit                                 99.061       Must not exceed #3

5.   Years of Issuer's Operations                      > 3 years      Must be at least three years *

6.   Underwriting Type                                    firm        Must be firm

7.   Underwriting Spread                            75 bp vs T2 3/4,  Sub-Adviser determination to be
                                                        2/15/24       made

8.   Total Price paid by the Fund                        34,671       None                                   N/A

9.   Total Size of Offering                           750,000,000     None                                   N/A

10.  Total Price Paid by the Fund plus Total Price     2,585,492      #10 divided by #9 must not exceed
     Paid for same securities purchased by the                        25% **
     same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund                  Barclays      Must not include Sub-Adviser
     purchased (attach a list of all syndicate                        affiliates ***
     members)

12.  If the affiliate was lead or co-lead manager,        n/a         Must be "Yes" or "N/A"
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                        /s/ Patricia Ann Uzzel
                                        ----------------------------------------
                                        Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010

                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Intermediate Bond  Security Description:        BAC 4.125 01/22/2024
Issuer:  Bank of America Corp                Offering Type:               Domestic MTN
                                             (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                                                           In Compliance
                 REQUIRED INFORMATION                     ANSWER             APPLICABLE RESTRICTION          (Yes/No)
     ---------------------------------------------- ------------------- ---------------------------------- -------------
1.   Offering Date                                       1/15/14        None                                   N/A

2.   Trade Date                                          1/15/14        Must be the same as #1

3.   Unit Price of Offering                               99.927        None                                   N/A

4.   Price Paid per Unit                                  99.927        Must not exceed #3

5.   Years of Issuer's Operations                       > 3 years       Must be at least three years *

6.   Underwriting Type                                     firm         Must be firm

7.   Underwriting Spread                            125 bp vs T2  3/4,  Sub-Adviser determination to be
                                                         11/15/23       made

8.   Total Price paid by the Fund                        122,910        None                                   N/A

9.   Total Size of Offering                           2,500,000,000     None                                   N/A

10.  Total Price Paid by the Fund plus Total Price      8,984,437       #10 divided by #9 must not exceed
     Paid for same securities purchased by the                          25% **
     same Sub-Adviser for other investment
     companies

11.  Underwriter(s) from whom the Fund               Bank of America    Must not include Sub-Adviser
     purchased (attach a list of all syndicate                          affiliates ***
     members)

12.  If the affiliate was lead or co-lead manager,         n/a          Must be "Yes" or "N/A"
     was the instruction listed below given to the
     broker(s) named in #11? ****

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                        /s/ Patricia Ann Uzzel
                                        ----------------------------------------
                                                      Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [ ]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010